As filed with the Securities and Exchange Commission on February 26, 1998
                                                       Registration No. 33-80443
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 4 TO

                                   F O R M S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          WILLOWBRIDGE STRATEGIC TRUST
             (Exact name of Registrant as specified in its charter)

         Delaware                      6799                     13-7075398
(State of Organization)        (Primary Standard             (I.R.S. Employer
                           Industrial Classification)        Identification No.)

                         One New York Plaza, 13th Floor
                            New York, New York 10292
                                 (212) 214-1000
                        (Address and telephone number of
                    registrant's principal executive offices)

                         -------------------------------

                            Thomas M. Lane, President
                 Prudential Securities Futures Management, Inc.
                         One New York Plaza, 13th Floor
                          New York, New York 10292-2013
                                 (212) 214-1000
           (Name, address and telephone number of agent for services)

                         -------------------------------

                                   Copies to:

                               Fred M. Santo, Esq.
                              Rosenman & Colin LLP
                               575 Madison Avenue
                            New York, New York 10022
                                 (212) 940-8800

                         -------------------------------

       This Post-Effective Amendment shall become effective in accordance with provisions of Section 8(c) of the Securities Act of 1933.

                         -------------------------------

          FILED FOR THE PURPOSE OF DEREGISTRATION OF UNSOLD SECURITIES

Deregistration of Securities

      Registrant registered an aggregate of $100,000,000 of limited liability interests ("Interests") of Willowbridge Strategic Trust ("Trust" or "Registrant") pursuant to Registration Statement No. 33-80443, as amended, which was declared effective on February 7, 1996. Post-Effective Amendment No. 1 was declared effective on February 13, 1996. Post- Effective Amendment No. 2 was declared effective on November 4, 1996. Post-Effective Amendment No. 3 was declared effective on April 21, 1997. The Interests of the Trust were publicly offered pursuant to Rule 415 under the Securities Act of 1933. Pursuant to an undertaking contained in the Registration Statement, the Registrant agreed to deregister any of the Interests that remained unsold at the termination of the public offering.

      On January 31, 1998, the Registrant's offering period expired with accepted subscriptions for $63,402,900 of Interests. The Registrant hereby amends Registration Statement No. 33-80443 by deregistering the $36,597,100 of unsold Interests.

                          -----------------------------

      This Post-Effective Amendment No. 4 to the Registration Statement has been signed below pursuant to Rule 478(a) of the General Rules and Regulations under the Securities Act of 1933, in the City of New York, County of New York and State of New York, on the 26th day of February 1998.



                                   WILLOWBRIDGE STRATEGIC TRUST



                                   By: /s/ Eleanor Thomas
                                       -----------------------------------------
                                       Eleanor Thomas, Vice President
                                       Prudential Securities Futures Management,
                                       Inc., Managing Owner of the Trust